Exhibit 8(f)
Form of

Appendix "C" to the
Custodian Agreement
Between
Each of the Investment Companies
Listed on Appendix "A" Thereto
And
UMB BANK, n.a.
Dated as of december 1, 1994
PROCEDURES RELATING TO CUSTODIAN'S SECURITY INTEREST
 As security for any Overdrafts (as defined in the Custodian Agreement) of any Portfolio, the applicable Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a security interest in Collateral (as hereinafter defined), under the terms, circumstances and conditions set forth in this Appendix "C".
 Section 1. Defined Terms. As used in this Appendix "C" the following terms shall have the following respective meanings:
 (a) "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which the Custodian is closed for business.
 (b) "Collateral" shall mean, with respect to any Portfolio, securities held by the Custodian on behalf of the Portfolio having a fair market value (as determined in accordance with the procedures set forth in the prospectus for the Portfolio) equal to the aggregate of all Overdraft Obligations of such Portfolio: (i) identified in any Pledge Certificate executed on behalf of such Portfolio; or (ii) designated by the Custodian for such Portfolio pursuant to Section 3 of this Appendix C. Such securities shall consist of marketable securities held by the Custodian on behalf of such Portfolio or, if no such marketable securities are held by the Custodian on behalf of such Portfolio, such other securities designated by the applicable Fund in the applicable Pledge Certificate or by the Custodian pursuant to Section 3 of this Appendix C.
 (c) "Overdraft Obligations" shall mean, with respect to any Portfolio, the amount of any outstanding Overdraft(s) provided by the Custodian to such Portfolio together with all accrued interest thereon.
 (d) "Pledge Certificate" shall mean a Pledge Certificate in the form attached to this Appendix "C" as Schedule 1 executed by a duly authorized officer of the applicable Fund and delivered by such Fund to the Custodian by facsimile transmission or in such other manner as the applicable Fund and the Custodian may agree in writing.
 (e) "Release Certificate" shall mean a Release Certificate in the form attached to this Appendix "C" as Schedule 2 executed by a duly authorized officer of the Custodian and delivered by the Custodian to the applicable Fund by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing.
 (f) "Written Notice" shall mean a written notice executed by a duly authorized officer of the party delivering the notice and delivered by facsimile transmission or in such other manner as the applicable Fund and the Custodian shall agree in writing.
 Section 2. Pledge of Collateral. To the extent that any Overdraft Obligations of a Portfolio are not satisfied by the close of business on the first Business Day following the Business Day on which the applicable Fund receives Written Notice requesting security for such Overdraft Obligation and stating the amount of such Overdraft Obligation, the applicable Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a first priority security interest, by delivering to the Custodian, a Pledge Certificate executed by such Fund on behalf of such Portfolio describing the applicable Collateral. Such Written Notice may, in the discretion of the Custodian, be included within or accompany the Overdraft Notice relating to the applicable Overdraft Obligations.
 Section 3. Failure to Pledge Collateral. In the event that the applicable Fund shall fail: (a) to pay, on behalf of the applicable Portfolio, the Overdraft Obligation described in such Written Notice; (b) to deliver to the Custodian a Pledge Certificate pursuant to Section 2; or
(c) to identify substitute securities pursuant to Section 6 upon the sale or maturity of any securities identified as Collateral, the Custodian may, by Written Notice to the applicable Fund specify Collateral which shall secure the applicable Overdraft Obligation. Such Fund, on behalf of any applicable Portfolio, hereby pledges, assigns and grants to the Custodian a first priority security interest in any and all Collateral specified in such Written Notice; provided that such pledge, assignment and grant of security shall be deemed to be effective only upon receipt by the applicable Fund of such Written Notice.
 Section 4. Delivery of Additional Collateral. If at any time the Custodian shall notify a Fund by Written Notice that the fair market value of the Collateral securing any Overdraft Obligation of one of such Fund's Portfolios is less than the amount of such Overdraft Obligation, such Fund, on behalf of the applicable Portfolio, shall deliver to the Custodian, within one (1) Business Day following the Fund's receipt of such Written Notice, an additional Pledge Certificate describing additional Collateral. If such Fund shall fail to deliver such additional Pledge Certificate, the Custodian may specify Collateral which shall secure the unsecured amount of the applicable Overdraft Obligation in accordance with Section 3 of this Appendix C.
 Section 5. Release of Collateral. Upon payment by a Fund, on behalf of one of its Portfolios, of any Overdraft Obligation secured by the pledge of Collateral, the Custodian shall promptly deliver to such Fund a Release Certificate pursuant to which the Custodian shall release Collateral from the lien under the applicable Pledge Certificate or Written Notice pursuant to Section 3 having a fair market value equal to the amount paid by such Fund on account of such Overdraft Obligation. In addition, if at any time a Fund shall notify the Custodian by Written Notice that such Fund desires that specified Collateral be released and: (a) that the fair market value of the Collateral securing any Overdraft Obligation shall exceed the amount of such Overdraft Obligation; or (b) that the Fund has delivered a Pledge Certificate substituting Collateral for such Overdraft Obligation, the Custodian shall deliver to such Fund, within one (1) Business Day following the Custodian's receipt of such Written Notice, a Release Certificate relating to the Collateral specified in such Written Notice.
 Section 6. Substitution of Collateral. A Fund may substitute securities for any securities identified as Collateral by delivery to the Custodian of a Pledge Certificate executed by such Fund on behalf of the applicable Portfolio, indicating the securities pledged as Collateral.
 Section 7.  Security for Individual Portfolios' Overdraft Obligations.
The pledge of Collateral by a Fund on behalf of any of its individual Portfolios shall secure only the Overdraft Obligations of such Portfolio. In no event shall the pledge of Collateral by one of a Fund's Portfolios be deemed or considered to be security for the Overdraft Obligations of any other Portfolio of such Fund or of any other Fund.
 Section 8. Custodian's Remedies. Upon (a) a Fund's failure to pay any Overdraft Obligation of an applicable Portfolio within thirty (30) days after receipt by such Fund of a Written Notice demanding security therefore, and (b) one (1) Business Day's prior Written Notice to such Fund, the Custodian may elect to enforce its security interest in the Collateral securing such Overdraft Obligation, by taking title to (at the then prevailing fair market value), or selling in a commercially reasonable manner, so much of the Collateral as shall be required to pay such Overdraft Obligation in full. Notwithstanding the provisions of any applicable law, including, without limitation, the Uniform Commercial Code, the remedy set forth in the preceding sentence shall be the only right or remedy to which the Custodian is entitled with respect to the pledge and security interest granted pursuant to any Pledge Certificate or Section 3. Without limiting the foregoing, the Custodian hereby waives and relinquishes all contractual and common law rights of set off to which it may now or hereafter be or become entitled with respect to any obligations of any Fund to the Custodian arising under this Appendix "C" to the Agreement.
 IN WITNESS WHEREOF, each of the parties has caused this Appendix to be executed in its name and behalf on the day and year first above written. Each of the Investment Companies Listed on UMB BANK, n.a.
Schedule "A" to the Custodian Agreement, on
Behalf of Each of Their Respective Portfolios


Signature Lines Omitted
SCHEDULE 1
TO
APPENDIX "C"
PLEDGE CERTIFICATE
 This Pledge Certificate is delivered pursuant to the Custodian Agreement
dated as of [         ] (the "Agreement"), between [          ] (the
"Fund") and [         ] (the "Custodian").  Capitalized terms used herein
without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to [Section 2 or Section 4] of Appendix "C"
attached to the Agreement, the Fund, on behalf of [         ] (the
"Portfolio"), hereby pledges, assigns and grants to the Custodian a first priority security interest in the securities listed on Exhibit "A" attached to this Pledge Certificate (collectively, the "Pledged Securities"). Upon delivery of this Pledge Certificate, the Pledged Securities shall constitute Collateral, and shall secure all Overdraft Obligations of the
Portfolio described in that certain Written Notice dated          , 19  ,
delivered by the Custodian to the Fund. The pledge, assignment and grant of security in the Pledged Securities hereunder shall be subject in all respect to the terms and conditions of the Agreement, including, without limitation, Sections 7 and 8 of Appendix "C" attached thereto.
 IN WITNESS WHEREOF, the Fund has caused this Pledge Certificate to be
executed in its name, on behalf of the Portfolio this         day of 19  .
       [FUND], on Behalf of [Portfolio]
       By:      ___________________
       Name: ___________________
       Title:    ___________________

EXHIBIT "A"
TO
PLEDGE CERTIFICATE
 Type of Certificate/CUSIP Number of
Issuer Security Numbers           Shares
SCHEDULE 2
TO
APPENDIX "C"
RELEASE CERTIFICATE
 This Release Certificate is delivered pursuant to the Custodian Agreement
dated as of [         ] (the "Agreement"), between [          ] (the
"Fund") and [         ] (the "Custodian").  Capitalized terms used herein
without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to Section 5 of Appendix "C" attached to the Agreement, the Custodian hereby releases the securities listed on Exhibit "A" attached to this Release Certificate from the lien under the [Pledge
Certificate dated ___________, 19   or the Written Notice delivered
pursuant to Section 3 of Appendix "C" dated _________, 19  ].
 IN WITNESS WHEREOF, the Custodian has caused this Release Certificate to
be executed in its name and on its behalf this         day of 19  .


       umb bank, n.a.
       By:      _____________________
       Name: _____________________
       Title:    _____________________
EXHIBIT "A"
TO
RELEASE  CERTIFICATE
 Type of Certificate/CUSIP Number of
Issuer Security Numbers           Shares